EXHIBIT 23.2


INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference into the Registration Statement No. 33-64151 of Whitman Education Group, Inc. on Form S-3 and the Registration Statement No. 33-16007 on Form S-8 and the related prospectuses, of our report relating to the consolidated financial statements of M.D.J.B., Inc. and Subsidiary, dated February 6, 1996 and March 29, 1996, referenced in this Annual Report on Form 10-K of Whitman Education Group, Inc. for the year ended March 31, 1998.


/S/ STOCKMAN KAST RYAN & SCRUGGS, P.C.
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    STOCKMAN KAST RYAN & SCRUGGS, P.C.
    Colorado Springs, Colorado


June 25, 1998